Exhibit 99.1
Press Release
Release date: May 6, 2025

Uniti Group Inc. Reports First Quarter 2025 Results
Updates 2025 Outlook
•Net Income of $12.2 Million for the First Quarter
•Net Income of $0.05 Per Diluted Common Share for the First Quarter
•AFFO of $0.35 Per Diluted Common Share for the First Quarter

LITTLE ROCK, Ark., May 6, 2025 (GLOBE NEWSWIRE) – Uniti Group Inc. (“Uniti” or the “Company”) (Nasdaq: UNIT) today announced its results for the first quarter 2025.

“We are off to a strong start at Uniti this year and are executing well on the goals we set out for 2025. Our core recurring strategic fiber revenue grew approximately 4% in the first quarter of 2025 when compared to the first quarter of 2024, consolidated bookings were up 40% during the first quarter when compared to the same period last year, and the capital intensity of our fiber business continues to decline. Despite the recent global economic volatility, we continue to be well positioned to benefit from several emerging themes within the communications infrastructure space, including those related to Generative AI and convergence, both of which reinforce the premium demand for our mission critical fiber infrastructure,” commented President and Chief Executive Officer, Kenny Gunderman.

Mr. Gunderman continued, “We were very pleased that an overwhelming majority of investors approved our upcoming merger with Windstream, which we expect to close in the third quarter of this year. We also recently welcomed John Harrobin as the president of Kinetic and nominated Harold Zeitz as a new board member of Uniti. Both John and Harold are industry veterans who bring proven fiber-to-the-home experience to our team, further positioning us for success. Finally, we are truly excited about our upcoming merger with Windstream and the prospects for creating a premier insurgent fiber powerhouse with a scaled platform for continued future growth.”
QUARTERLY RESULTS
Consolidated revenues for the first quarter of 2025 were $293.9 million. Net income and Adjusted EBITDA were $12.2 million and $237.8 million, respectively, for the same period, achieving Adjusted EBITDA margins of approximately 81%. Net income attributable to common shares was $11.9 million for the period. AFFO attributable to common shareholders was $92.3 million, or $0.35 per diluted common share.
Uniti Fiber contributed $71.5 million of revenues and $28.8 million of Adjusted EBITDA for the first quarter of 2025, achieving Adjusted EBITDA margins of approximately 40%.Uniti Fiber’s net success-based capital expenditures during the quarter were $17.7 million.
Uniti Leasing contributed revenues of $222.4 million and Adjusted EBITDA of $215.1 million for the first quarter. Uniti Leasing’s net success-based capital expenditures during the quarter were $169.9 million, including $175.0 million of GCI capex.

LIQUIDITY
At quarter-end, the Company had approximately $592.0 million of unrestricted cash and cash equivalents, and undrawn borrowing availability under its revolving credit agreement. The Company’s leverage ratio at quarter-end was 6.09x based on net debt to first quarter 2025 annualized Adjusted EBITDA, excluding the debt and the net contributions from the ABS facilities.
UPDATED FULL YEAR 2025 OUTLOOK

The Company is updating its 2025 outlook primarily for business unit level revisions, the impact from the partial redemption of the 10.50% senior secured notes due 2028, and transaction related and other costs incurred to date. Our outlook excludes any impact from the expected merger with Windstream, future acquisitions, capital market transactions, and future transaction-related and other costs not mentioned herein.
The Company’s consolidated outlook for 2025 is as follows (in millions):

	Full Year 2025
Revenue	$1,196	to	$1,216
Net income attributable to common shareholders	90	to	110
Adjusted EBITDA (1)	966	to	986
Interest expense, net (2)	535	to	535

Attributable to common shareholders:
FFO (1)	315	to	335
AFFO (1)	369	to	389

Weighted-average common shares outstanding - diluted	280	to	280
__________________________

(1) See “Non-GAAP Financial Measures” below.
(2) See “Components of Interest Expense” below.

CONFERENCE CALL
Uniti will hold a conference call today to discuss this earnings release at 8:30 AM Eastern Time (7:30 AM Central Time). The conference call will be webcast live on Uniti’s Investor Relations website at investor.uniti.com. Those parties interested in participating via telephone may register on the Company’s Investor Relations website or by clicking here. A replay of the call will also be made available on the Investor Relations website.
ABOUT UNITI
Uniti, an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of fiber and other wireless solutions for the communications industry.  As of March 31, 2025, Uniti owns approximately 147,000 fiber route miles, 8.8 million fiber strand miles, and other communications real estate throughout the United States. Additional information about Uniti can be found on its website at www.uniti.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this communication may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Those forward-looking statements include all statements that are not historical statements of fact, including, without limitation, statements regarding the anticipated closing of the merger of Uniti and Windstream (the “Merger”) and the future performance of Uniti, Windstream and the combined company following the Merger (the “Merged Group”).

Words such as "anticipate(s)," "expect(s)," "intend(s)," “estimate(s),” “foresee(s),” "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)," “appear(s),” “target(s),” “project(s),” “contemplate(s),” “predict(s),” “potential,” “continue(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although management believes that the assumptions underlying the forward-looking statements are reasonable, the Company can give no assurance that its expectations will be attained. Factors which could materially alter the Company’s expectations include, but are not limited to, the satisfaction of the conditions precedent to the consummation of the Merger, including, without limitation, regulatory approvals obtained on terms desired or anticipated; unanticipated difficulties or expenditures relating to the Merger, including, without limitation, difficulties that result in the failure to realize expected synergies, efficiencies and cost savings from the Merger within the expected time period (if at all); potential difficulties in Uniti’s and Windstream’s ability to retain employees as a result of the announcement and pendency of the Merger; risks relating to the value of the Merged Group’s securities to be issued in connection with the Merger; disruptions of Uniti and Windstream’s current plans, operations and relationships with customers caused by the announcement and pendency of the Merger; legal proceedings that may be instituted against Uniti or Windstream following announcement of the Merger; demands on the Merger Group’s cash resources to make interest and principal payments on indebtedness and other expenses following closing of the Merger; changes in current or future state, federal or local laws, regulations or rules; risks inherent in the communications industry and in the ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; risks associated with general economic conditions; and additional factors described in the Company’s reports filed with the SEC, including Uniti’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC.

All forward-looking statements are based on information and estimates available at the time of this communication and are not guarantees of future performance.

Except as required by applicable law, Uniti does not assume any obligation to, and expressly disclaims any duty to, provide any additional or updated information or to update any forward-looking statements, whether as a result of new information, future events or results, or otherwise. Nothing in this communication will, under any circumstances (including by reason of this communication remaining available and not being superseded or replaced by any other presentation or publication with respect to Uniti, Windstream or the Merged Group, or the subject matter of this communication), create an implication that there has been no change in the affairs of Uniti or Windstream since the date of this communication.
NON-GAAP PRESENTATION
This release and today’s conference call contain certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). Such measures should not be considered as alternatives to GAAP.  Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found herein.

Uniti Group Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	March 31, 2025	December 31, 2024
Assets:
Property, plant and equipment, net	$4,282,359	$4,209,747
Cash and cash equivalents	91,956	155,593
Restricted cash and cash equivalents	38,319	28,254
Accounts receivable, net	43,761	51,418
Goodwill	157,380	157,380
Intangible assets, net	267,988	275,414
Straight-line revenue receivable	112,429	108,870
Operating lease right-of-use assets, net	126,410	126,791
Other assets	38,861	40,633
Deferred income tax assets, net	132,951	128,045
Total Assets	$5,292,414	$5,282,145
Liabilities and Shareholders' Deficit:
Liabilities:
Accounts payable, accrued expenses and other liabilities	$79,678	$89,688
Settlement payable	48,142	71,785
Intangible liabilities, net	143,030	145,703
Accrued interest payable	57,022	143,901
Deferred revenue	1,334,470	1,400,952
Dividends payable	277	665
Operating lease liabilities	80,399	80,504
Finance lease obligations	16,446	17,190
Notes and other debt, net	5,970,404	5,783,597
Total liabilities	7,729,868	7,733,985

Commitments and contingencies

Shareholders' Deficit:
Preferred stock, $0.0001 par value, 50,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.0001 par value, 500,000 shares authorized, issued and outstanding: 238,557 shares at March 31, 2025 and 237,513 shares at December 31, 2024	24	24
Additional paid-in capital	1,237,987	1,236,045
Accumulated other comprehensive loss	(515)	(634)
Distributions in excess of accumulated earnings	(3,675,200)	(3,687,808)
Total Uniti shareholders' deficit	(2,437,704)	(2,452,373)
Noncontrolling interests:
Operating partnership units	—	283
Cumulative non-voting convertible preferred stock, $0.01 par value, 6 shares authorized, 3 issued and outstanding	250	250
Total shareholders' deficit	(2,437,454)	(2,451,840)
Total Liabilities and Shareholders' Deficit	$5,292,414	$5,282,145

Uniti Group Inc.
Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Revenues:
Revenue from rentals
Uniti Leasing	$220,913	$215,992
Uniti Fiber	16,110	12,163
Total revenue from rentals	237,023	228,155
Service revenues
Uniti Leasing	1,455	1,629
Uniti Fiber	55,431	56,634
Total service revenues	56,886	58,263
Total revenues	293,909	286,418

Costs and Expenses:
Interest expense, net	137,987	123,211
Depreciation and amortization	79,683	77,485
General and administrative expense	28,309	28,133
Operating expense (exclusive of depreciation and amortization)	32,381	35,198
Transaction related and other costs	7,847	5,687
Gain on sale of real estate	—	(18,999)
Other expense, net	—	(282)
Total costs and expenses	286,207	250,433

Income before income taxes and equity in earnings from unconsolidated entities	7,702	35,985
Income tax benefit	(4,518)	(5,363)
Net income	12,220	41,348
Net income attributable to noncontrolling interests	—	19
Net income attributable to shareholders	12,220	41,329
Participating securities' share in earnings	(335)	(436)
Dividends declared on convertible preferred stock	(5)	(5)
Net income attributable to common shareholders	$11,880	$40,888

Net income attributable to common shareholders - Basic	11,880	40,888
Impact of if-converted dilutive securities	—	7,022
Net income attributable to common shareholders - Diluted	$11,880	$47,910

Income per common share:
Basic	$0.05	$0.17
Diluted	$0.05	$0.16

Weighted-average number of common shares outstanding:
Basic	238,062	236,901
Diluted	238,062	292,407

Uniti Group Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2025	2024
Cash flow from operating activities
Net income	$12,220	$41,348
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	79,683	77,485
Amortization of deferred financing costs and debt discount	5,522	5,035
Loss on extinguishment of debt, net	8,515	—
Interest rate cap amortization	196	188
Deferred income taxes	(4,906)	(5,776)
Cash paid for interest rate cap	—	(2,200)
Straight-line revenues and amortization of below-market lease intangibles	(6,859)	(8,822)
Stock-based compensation	3,761	3,348
(Gain) loss on asset disposals	(313)	228
Gain on sale of real estate	—	(18,999)
Accretion of settlement obligation	862	1,965
Other	573	20
Changes in assets and liabilities:
Accounts receivable	7,657	(2,226)
Other assets	6,182	1,139
Accounts payable, accrued expenses and other liabilities	(104,526)	(86,543)
Net cash provided by operating activities	8,567	6,190
Cash flow from investing activities
Capital expenditures	(208,060)	(167,939)
Proceeds from sale of other equipment	406	341
Proceeds from sale of real estate	—	40,011
Proceeds from sale of unconsolidated entity	—	40,000
Net cash used in investing activities	(207,654)	(87,587)
Cash flow from financing activities
Repayment of debt	(400,000)	—
Proceeds from issuance of notes	589,000	—
Dividends paid	—	(35,800)
Payments of settlement payable	(24,505)	(24,505)
Borrowings under revolving credit facility	40,000	80,000
Payments under revolving credit facility	(40,000)	(215,000)
Proceeds from ABS Loan Facility	—	275,000
Finance lease payments	(648)	(696)
Payments for financing costs	(12,479)	(7,919)
Costs related to the early repayment of debt	(3,750)	—
Distributions paid to noncontrolling interests	—	(16)
Payment for noncontrolling interest	(80)	—
Employee stock purchase program	278	326
Payments related to tax withholding for stock-based compensation	(2,301)	(1,515)
Net cash provided by financing activities	145,515	69,875
Net decrease in cash, restricted cash and cash equivalents	(53,572)	(11,522)
Cash, restricted cash and cash equivalents at beginning of period	183,847	62,264
Cash, restricted cash and cash equivalents at end of period	$130,275	$50,742

Non-cash investing and financing activities:
Property and equipment acquired but not yet paid	$11,790	$9,009
Tenant capital improvements	110,208	66,082

Uniti Group Inc.
Reconciliation of Net Income to FFO and AFFO
(In thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Net income attributable to common shareholders	$11,880	$40,888
Real estate depreciation and amortization	57,984	55,930
Gain on sale of real estate, net of tax	—	(18,951)
Participating securities share in earnings	335	436
Participating securities share in FFO	(1,927)	(825)
Adjustments for noncontrolling interests	(2)	(16)
FFO attributable to common shareholders	68,270	77,462
Transaction related and other costs	7,847	5,687
Amortization of deferred financing costs and debt discount	5,522	5,035
Write off of deferred financing costs and debt discount	4,765	—
Costs related to the early repayment of debt	3,750	—
Stock based compensation	3,761	3,348
Non-real estate depreciation and amortization	21,699	21,555
Straight-line revenues and amortization of below-market lease intangibles	(6,859)	(8,822)
Maintenance capital expenditures	(1,406)	(2,089)
TCI revenue amortization	(11,468)	(12,244)
Other, net	(3,579)	(2,301)
Adjustments for noncontrolling interests	(1)	(5)
AFFO attributable to common shareholders	$92,301	$87,626

Reconciliation of Diluted FFO and AFFO:
FFO Attributable to common shareholders - Basic	$68,270	$77,462
Impact of if-converted dilutive securities	5,958	7,022
FFO Attributable to common shareholders - Diluted	$74,228	$84,484

AFFO Attributable to common shareholders - Basic	$92,301	$87,626
Impact of if-converted dilutive securities	5,747	6,976
AFFO Attributable to common shareholders - Diluted	$98,048	$94,602

Weighted average common shares used to calculate basic earnings per common share (1)	238,062	236,901
Impact of dilutive non-participating securities	—	708
Impact of if-converted dilutive securities	42,044	54,798
Weighted average common shares used to calculate diluted FFO and AFFO per common share (1)	280,106	292,407

Per diluted common share:
EPS	$0.05	$0.16
FFO	$0.26	$0.29
AFFO	$0.35	$0.32

(1) For periods in which FFO to common shareholders is a loss, the weighted average common shares used to calculate diluted FFO per common share is equal to the weighted average common shares used to calculate basic earnings per share.

Uniti Group Inc.
Reconciliation of EBITDA and Adjusted EBITDA
(In thousands)

	Three Months Ended March 31,
	2025	2024
Net income	$12,220	$41,348
Depreciation and amortization	79,683	77,485
Interest expense, net	137,987	123,211
Income tax benefit	(4,518)	(5,363)
EBITDA	$225,372	$236,681
Stock based compensation	3,761	3,348
Transaction related and other costs	7,847	5,687
Gain on sale of real estate	—	(18,999)
Other, net	850	1,911
Adjusted EBITDA	$237,830	$228,628

Adjusted EBITDA:
Uniti Leasing	$215,126	$210,677
Uniti Fiber	28,756	23,838
Corporate	(6,052)	(5,887)
	$237,830	$228,628

Annualized Adjusted EBITDA (1)	$884,587

As of March 31, 2025:
Total Debt (2)	$5,477,946
Unrestricted cash and cash equivalents	91,956
Net Debt	$5,385,990

Net Debt/Annualized Adjusted EBITDA	6.09x

(1)Calculated as Adjusted EBITDA for the most recently reported three-month period, excluding the Adjusted EBITDA of $16.7 million contributed from the ABS Loan Facility subsidiaries, multiplied by four. Annualized Adjusted EBITDA has not been prepared on a pro forma basis in accordance with Article 11 of Regulation S-X.
(2)Includes $16.4 million of finance leases, but excludes $80.1 million of unamortized discounts and deferred financing costs and excludes the principal balance from the $589.0 million ABS loan facility.

Uniti Group Inc.
Projected Future Results (1)
(In millions)

Year Ended December 31, 2025
Net income attributable to common shareholders	$90 to $110
Participating securities' share in earnings	3
Net income (2)	93 to 113
Interest expense, net (3)	535
Depreciation and amortization	320
Income tax benefit	(7)
EBITDA (2)	941 to 961
Stock-based compensation	14
Transaction related and other costs (4)	11
Adjusted EBITDA (2)	$966 to $986

(1)These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release. Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections. There can be no assurance that our actual results will not differ materially from the estimates set forth above
(2)The components of projected future results may not add due to rounding.
(3)See “Components of Projected Interest Expense” below.
(4)Future transaction related costs not mentioned herein are not included in our current outlook.

Uniti Group Inc.
Projected Future Results (1)
(Per Diluted Share)

Year Ended December 31, 2025
Net income attributable to common shareholders – Basic	$0.38 to $0.46
Real estate depreciation and amortization	0.97
Participating securities share in earnings and FFO, net	(0.03)
FFO attributable to common shareholders – Basic (2)	$1.32 to $1.41
Impact of if-converted securities	(0.14)
FFO attributable to common shareholders – Diluted (2)	$1.19 to $1.26

FFO attributable to common shareholders – Basic (2)	$1.32 to $1.41
Transaction related and other costs (3)	0.03
Amortization of deferred financing costs and debt discount	0.11
Costs related to the early repayment of debt (4)	0.02
Accretion of settlement payable (5)	0.01
Stock-based compensation	0.06
Non-real estate depreciation and amortization	0.37
Straight-line revenues	(0.08)
Maintenance capital expenditures	(0.04)
Other, net	(0.25)
AFFO attributable to common shareholders – Basic (2)	$1.55 to $1.63
Impact of if-converted securities	(0.15)
AFFO attributable to common shareholders – Diluted (2)	$1.40 to $1.47

(1)These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release. Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections. There can be no assurance that our actual results will not differ materially from the estimates set forth above.
(2)The components of projected future results may not add to FFO and AFFO attributable to common shareholders due to rounding.
(3)Future transaction related and other costs are not included in our current outlook.
(4)Represents the call premium associated with the early repayment of our 10.50% Senior Secured Notes due 2028.
(5)Represents the accretion of the Windstream settlement payable to its stated value. At the effective date of the settlement, we recorded the payable on the balance sheet at its initial fair value, which will be accreted based on an effective interest rate of 4.2% and reduced by the scheduled quarterly payments.

Uniti Group Inc.
Components of Projected Interest Expense (1)
(In millions)

Year Ended December 31, 2025
Interest expense on debt obligations	$503
Accretion of Windstream settlement payable	2
Amortization of deferred financing cost and debt discounts	26
Premium on early repayment of debt (2)	4
Interest expense, net (3)	$535

(1)These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.
(2)Represents the call premium associated with the early repayment of our 10.50% Senior Secured Notes due 2028.
(3)The components of interest expense may not add to the total due to rounding.
NON-GAAP FINANCIAL MEASURES

We refer to EBITDA, Adjusted EBITDA, Funds From Operations (“FFO”) (as defined by the National Association of Real Estate Investment Trusts (“NAREIT”)) and Adjusted Funds From Operations (“AFFO”) in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA, Adjusted EBITDA, FFO and AFFO are important non-GAAP supplemental measures of operating performance for a REIT.

We define “EBITDA” as net income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA before stock-based compensation expense and the impact, which may be recurring in nature, of transaction and integration related costs, costs associated with Windstream’s bankruptcy, costs associated with litigation claims made against us, and costs associated with the implementation of our enterprise resource planning system, (collectively, “Transaction Related and Other Costs”), costs related to the settlement with Windstream, goodwill impairment charges, severance costs, amortization of non-cash rights-of-use assets, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, including early tender and redemption premiums and costs associated with the termination of related hedging activities, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments, and other similar or infrequent items (although we may not have had such charges in the periods presented). Adjusted EBITDA includes adjustments to reflect the Company’s share of Adjusted EBITDA from unconsolidated entities. We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants. Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should not be considered as alternatives to net income determined in accordance with GAAP.

Because the historical cost accounting convention used for real estate assets requires the recognition of depreciation expense except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined by NAREIT as net income attributable to common shareholders computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges, and includes adjustments to reflect the Company’s share of FFO from unconsolidated entities. We compute FFO in accordance with NAREIT’s definition.

The Company defines AFFO, as FFO excluding (i) Transaction Related and Other Costs; (ii) costs related to the litigation settlement with Windstream, accretion on our settlement obligation, and gains on the prepayment of our settlement obligation as these items are not reflective of ongoing operating performance; (iii) goodwill impairment charges; (iv) certain non-cash revenues and expenses such as stock-based compensation expense, amortization of debt and equity discounts, amortization of deferred financing costs, depreciation and amortization of non-real estate assets, amortization of non-cash rights-of-use assets, straight line revenues, non-cash income taxes, and the amortization of other non-cash revenues to the extent that cash has not been received, such as revenue associated with the amortization of tenant capital improvements; and (v) the impact, which may be recurring in nature, of the write-off of unamortized deferred financing fees, additional costs incurred as a result of the early repayment of debt, including early tender and redemption premiums and costs associated with the termination of related hedging activities, severance costs, taxes associated with tax basis cancellation of debt, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments and similar or infrequent items less maintenance capital expenditures. AFFO includes adjustments to reflect the Company’s share of AFFO from unconsolidated entities. We believe that the use of FFO and AFFO, and their respective per share amounts, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and analysts, and makes comparisons of operating results among such companies more meaningful. We consider FFO and AFFO to be useful measures for reviewing comparative operating performance. In particular, we believe AFFO, by excluding certain revenue and expense items, can help investors compare our operating performance between periods and to other REITs on a consistent basis without having to account for differences caused by unanticipated items and events, such as transaction and integration related costs. The Company uses FFO and AFFO, and their respective per share amounts, only as performance measures, and FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. While FFO and AFFO are relevant and widely used measures of operating performance of REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance.

Further, our computations of EBITDA, Adjusted EBITDA, FFO and AFFO may not be comparable to that reported by other REITs or companies that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define EBITDA, Adjusted EBITDA and AFFO differently than we do.

INVESTOR AND MEDIA CONTACTS:
Paul Bullington, 251-662-1512
Senior Vice President, Chief Financial Officer & Treasurer
paul.bullington@uniti.com
Bill DiTullio, 501-850-0872
Senior Vice President, Investor Relations & Treasury
bill.ditullio@uniti.com